Press Release

Investor Contact:	Media Contact:

Kelly Blough	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-235-7700 x 81612	408-391-9408
kblough@fortinet.com	swheatley@fortinet.com

Fortinet Reports Third Quarter 2017 Financial Results

Revenue and Billings Growth Continues to Surpass Market

Operating Margins Expand

Third Quarter 2017 Highlights

•Revenue of $374.2 million, up 18% year over year
•Billings of $431.7 million, up 24% year over year1
•GAAP diluted net income per share of $0.15
•Non-GAAP diluted net income per share of $0.281
•GAAP operating margin of 9%
•Non-GAAP operating margin of 19%1
•Cash flow from operations of $162.3 million
•Free cash flow of $140.6 million1
•Cash, cash equivalents and investments of $1.52 billion
•Deferred revenue of $1.22 billion, up 30% year over year
•$90.8 million in share repurchases

SUNNYVALE, Calif. — October 26, 2017—Fortinet® (NASDAQ: FTNT), a global leader in high-performance cyber security solutions, today announced financial results for the third quarter ended September 30, 2017.

“Our large installed base of network security customers offers us a foundation from which to sell our Fortinet Security Fabric, which is the broadest and most integrated security architecture in the industry,” said Ken Xie, Founder, Chairman and Chief Executive Officer. “We expect that the expanding cloud security market, and the future of securing critical infrastructure and IoT technologies, will enable Fortinet to continue to grow at multiples of the market over the coming years.”

Financial Details

•	Revenue: Total revenue was $374.2 million for the third quarter of 2017, an increase of 18% compared to $316.6 million in the same quarter of 2016.

•
Product revenue was $137.1 million, an increase of 7% compared to $128.0 million in the same quarter of 2016. Service revenue was $237.1 million, an increase of 26% compared to $188.7 million in the same quarter of 2016.

•	Billings[1]: Total billings were $431.7 million for the third quarter of 2017, an increase of 24% compared to $347.5 million in the same quarter of 2016.

•
Deferred Revenue: Total deferred revenue was $1.22 billion as of September 30, 2017, compared to $934.8 million as of September 30, 2016, and $1.16 billion as of June 30, 2017. Short-term deferred revenue was $734.3 million as of September 30, 2017, compared to $582.1 million as of September 30, 2016. Long-term deferred revenue was $484.6 million as of September 30, 2017, compared to $352.6 million as of September 30, 2016.

•
Cash, Cash Flow and Free Cash Flow[1]: As of September 30, 2017, cash, cash equivalents and investments were $1.52 billion, compared to $1.46 billion as of June 30, 2017. In the third quarter of 2017, cash flow from operations was $162.3 million compared to $76.1 million in the same quarter of 2016. Free cash flow was $140.6 million during the third quarter of 2017 compared to $70.2 million in the same quarter of 2016, an increase of 100%.

•
Share Repurchase: During the third quarter of 2017, Fortinet repurchased 2.4 million shares of its common stock for a total purchase price of $90.8 million. In addition, in October 2017, Fortinet’s Board of Directors approved an increase of $400.0 million in the current share repurchase authorization, bringing the total authorization to $1.0 billion.

•
GAAP Operating Income and Margin: GAAP operating income was $33.7 million for the third quarter of 2017, representing a GAAP operating margin of 9%. GAAP operating income was $5.5 million for the same quarter of 2016, representing a GAAP operating margin of 2%.

•
Non-GAAP Operating Income[1] and Margin[1]: Non-GAAP operating income was $70.0 million for the third quarter of 2017, representing a non-GAAP operating margin of 19%. Non-GAAP operating income was $45.9 million for the same quarter of 2016, representing a non-GAAP operating margin of 15%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $26.6 million for the third quarter of 2017, compared to GAAP net income of $6.3 million for the same quarter of 2016. GAAP diluted net income per share was $0.15 for the third quarter of 2017, compared to GAAP diluted net income per share of $0.04 for the same quarter of 2016.

•
Non-GAAP Net Income[1] and Diluted Net Income Per Share[1]: Non-GAAP net income was $50.5 million for the third quarter of 2017, compared to non-GAAP net income of $32.2 million for the same quarter of 2016. Non-GAAP diluted net income per share was $0.28 for the third quarter of 2017, compared to $0.18 for the same quarter of 2016.

Guidance

Fortinet offered the following guidance for the fourth quarter of 2017:

•	Revenue in the range of $404.0 million to $412.0 million

•	Billings in the range of $510.0 million to $525.0 million

•	Non-GAAP gross margin of 75% to 76%

•	Non-GAAP operating margin in the range of 18% to 19%

•	Diluted non-GAAP earnings per share of $0.28 to $0.30

Fortinet also offered the following update to its guidance for the full year 2017:

•	Revenue in the range of $1.482 billion to $1.490 billion

•	Billings in the range of $1.772 billion to $1.787 billion

•	Non-GAAP gross margin of 75%

•	Non-GAAP operating margin of 17%

•	Diluted non-GAAP earnings per share of $1.00 to $1.02

Guidance for non-GAAP financial measures excludes stock-based compensation and amortization of acquired intangible assets. We have not reconciled non-GAAP metrics to GAAP metrics because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

1 A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call Details
Fortinet will host a conference call today, October 26, 2017, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID #90458376. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through November 2, 2017, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 90458376.

Following Fortinet’s financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 90554546. This follow-up call will be webcast live and accessible at http://investor.fortinet.com. A replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through November 2, 2017 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 90554546.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network -- today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. Learn more at http://www.fortinet.com, the Fortinet Blog or FortiGuard Labs.
# # #
Copyright © 2017 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiSIEM, FortiAP, FortiDB, FortiVoice, FortiWeb and FortiCASB. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include, but are not limited to: statements regarding Fortinet continuing to grow at multiples of the market over the coming years, and the fourth quarter and full year 2017 financial guidance. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based and circumstances may change. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; global economic conditions; regional and country-specific economic challenges and conditions and foreign currency risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks worldwide and in different geographies, and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; longer sales and implementation cycles, particularly for larger enterprise customers; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; sales and marketing execution risks; our ability to continue to improve operating margins; execution risks around new product development and introductions and innovation; risks of slowing growth in the security market in general; litigation, disputes and investigations and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel, including key personnel and sufficient effective sales representatives to support growth; changes in strategy; risks associated with management of growth; changes in hiring plans or actual hiring and a possible negative impact on growth and margins; product, services and technological challenges and changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our products and services in general and by specific customer segments; pricing pressure; risks related to integrating acquisitions; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission (SEC), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial and liquidity measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables below.

Billings (Non-GAAP). We define billings as revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive future revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings instead of GAAP revenue. First, billings include amounts that have not yet been recognized as revenue and are impacted by the term of security and support agreements. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management accounts for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with GAAP revenue.

Free cash flow (Non-GAAP). We define free cash flow as net cash provided by operating activities minus capital expenditures such as purchases of real estate and other property and equipment. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after capital expenditures, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing outstanding common stock, and strengthening the balance sheet. However, free cash flow is not intended to represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from the measure. A limitation of using free cash flow rather than the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because it excludes cash provided by or used for other investing and financing activities. Management accounts for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting cash flows from investing and financing activities in our reconciliation of free cash flows. In addition, it is important to note that other companies, including companies in our industry, may not use free cash flow, may calculate free cash flow in a different manner than we do or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of free cash flows as a comparative measure.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income or loss plus stock-based compensation, business acquisition-related charges, purchase accounting adjustments, impairment and amortization of acquired intangible assets, restructuring charges, expenses associated with the implementation of a new Enterprise Resource Planning (ERP) system, litigation settlement expenses and, when applicable, other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the items noted above so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income instead of operating income or loss calculated in accordance with GAAP. First, non-GAAP operating income excludes the items noted above. Second, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that peer companies exclude when they report their non-GAAP results of operations. Management accounts for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus the items noted above under non-GAAP operating income and operating margin, including a tax adjustment to achieve our effective tax rate on a non-GAAP basis, which often differs from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the non-GAAP diluted weighted-average shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a more complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP tax rate. We believe the non-GAAP effective tax rates we use are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We account for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$905,794	$709,003
Short-term investments	369,961	376,522
Accounts receivable—net	257,999	312,998
Inventory	73,595	106,887
Prepaid expenses and other current assets	43,302	33,306
Total current assets	1,650,651	1,538,716
LONG-TERM INVESTMENTS	247,875	224,983
DEFERRED TAX ASSETS	204,721	182,745
PROPERTY AND EQUIPMENT—NET	239,891	137,249
OTHER INTANGIBLE ASSETS—NET	18,291	24,828
GOODWILL	14,553	14,553
OTHER ASSETS	19,297	16,867
TOTAL ASSETS	$2,395,279	$2,139,941
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,543	$56,732
Accrued liabilities	40,439	35,640
Accrued payroll and compensation	75,482	78,138
Income taxes payable	15,862	13,588
Deferred revenue	734,313	645,342
Total current liabilities	910,639	829,440
DEFERRED REVENUE	484,644	390,007
INCOME TAX LIABILITIES	87,993	68,551
OTHER LIABILITIES	9,778	14,262
Total liabilities	1,493,054	1,302,260
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	175	173
Additional paid-in capital	912,053	800,653
Accumulated other comprehensive loss	(416)	(765)
Retained earnings (deficit)	(9,587)	37,620
Total stockholders’ equity	902,225	837,681
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,395,279	$2,139,941

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
REVENUE:
Product	$137,095	$127,972	$415,053	$389,185
Service	237,122	188,674	663,209	523,428
Total revenue	374,217	316,646	1,078,262	912,613
COST OF REVENUE:
Product [1]	58,106	50,267	174,190	152,368
Service [1]	35,543	34,532	105,675	94,578
Total cost of revenue	93,649	84,799	279,865	246,946
GROSS PROFIT:
Product	78,989	77,705	240,863	236,817
Service	201,579	154,142	557,534	428,850
Total gross profit	280,568	231,847	798,397	665,667
OPERATING EXPENSES:
Research and development [1]	53,486	47,239	155,840	137,495
Sales and marketing [1]	172,361	154,831	509,098	463,628
General and administrative [1]	21,025	22,006	65,513	63,629
Restructuring charges	—	2,283	340	3,164
Total operating expenses	246,872	226,359	730,791	667,916
OPERATING INCOME (LOSS)	33,696	5,488	67,606	(2,249)
INTEREST INCOME	3,866	1,888	9,421	5,339
OTHER INCOME (EXPENSE)—NET	344	(787)	1,889	(3,449)
INCOME (LOSS) BEFORE INCOME TAXES	37,906	6,589	78,916	(359)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	11,296	298	18,556	(7,380)
NET INCOME	$26,610	$6,291	$60,360	$7,021
Net income per share:
Basic	$0.15	$0.04	$0.34	$0.04
Diluted	$0.15	$0.04	$0.34	$0.04
Weighted-average shares outstanding:
Basic	175,519	173,335	175,253	172,212
Diluted	178,973	177,938	178,987	176,046

[1] Includes stock-based compensation as follows:
Cost of product revenue	$314	$309	$1,039	$887
Cost of service revenue	2,371	2,238	7,154	6,495
Research and development	7,976	7,648	24,127	22,249
Sales and marketing	19,609	17,378	58,380	50,183
General and administrative	4,037	3,520	12,029	10,528
	$34,307	$31,093	$102,729	$90,342

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$26,610	$6,291	$60,360	$7,021
Other comprehensive income (loss):
Change in unrealized gains (losses) on investments	172	(879)	506	1,670
Tax provision (benefit) related to change in unrealized gains (losses) on investments	65	(308)	157	584
Other comprehensive income (loss)	107	(571)	349	1,086
Comprehensive income	$26,717	$5,720	$60,709	$8,107

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,360	$7,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,208	34,896
Amortization of investment premiums	2,125	3,828
Stock-based compensation	102,729	90,342
Other non-cash items—net	3,179	4,846
Changes in operating assets and liabilities:
Accounts receivable—net	51,447	12,788
Inventory	17,687	(24,555)
Deferred tax assets	(22,133)	(35,005)
Prepaid expenses and other current assets	(9,599)	4,301
Other assets	(360)	(2,595)
Accounts payable	(16,537)	(1,584)
Accrued liabilities	8,052	598
Accrued payroll and compensation	(3,531)	3,253
Other liabilities	(3,830)	(3,119)
Deferred revenue	184,350	142,867
Income taxes payable	21,716	6,789
Net cash provided by operating activities	436,863	244,671
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(359,569)	(370,573)
Sales of investments	9,995	21,805
Maturities of investments	329,132	344,959
Purchases of property and equipment	(121,641)	(50,319)
Payments made in connection with business acquisition, net of cash acquired	—	(22,087)
Net cash used in investing activities	(142,083)	(76,215)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	61,836	42,292
Taxes paid related to net share settlement of equity awards	(35,869)	(29,886)
Repurchase of common stock	(123,956)	(75,000)
Payments of debt assumed in connection with business acquisition	—	(1,626)
Net cash used in financing activities	(97,989)	(64,220)
NET INCREASE IN CASH AND CASH EQUIVALENTS	196,791	104,236
CASH AND CASH EQUIVALENTS—Beginning of period	709,003	543,277
CASH AND CASH EQUIVALENTS—End of period	$905,794	$647,513

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	September 30, 2017	September 30, 2016
Net cash provided by operating activities	$162,343	$76,139
Less purchases of property and equipment	(21,753)	(5,920)
Free cash flow	$140,590	$70,219
Net cash used in investing activities	$(28,914)	$(6,798)
Net cash used in financing activities	$(80,772)	$(18,208)

Reconciliation of GAAP operating income to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended September 30, 2017				Three Months Ended September 30, 2016
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income	$33,696	$36,344	(a)	$70,040	$5,488	$40,447	(b)	$45,935
Operating margin	9%			19%	2%			15%
Adjustments:
Stock-based compensation		34,307				31,093
Amortization of acquired intangible assets		2,037				2,839
Restructuring charges		—				2,283
ERP-related expenses		—				4,060
Inventory fair value adjustment amortization		—				172
Tax adjustment		(12,464)	(c)			(14,555)	(c)
Net income	$26,610	$23,880		$50,490	$6,291	$25,892		$32,183
Diluted net income per share	$0.15			$0.28	$0.04			$0.18
Shares used in diluted net income per share calculations	178,973			178,973	177,938			177,938

(a) To exclude $34.3 million of stock-based compensation and $2.0 million of amortization of acquired intangible assets in the three months ended September 30, 2017.
(b) To exclude $31.1 million of stock-based compensation, $2.8 million of amortization of acquired intangible assets, $2.3 million of restructuring charges, $4.1 million of ERP-related expenses, and $0.2 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition in the three months ended September 30, 2016.
(c) Non-GAAP financial information is adjusted to achieve an overall 32% percent and 33% percent effective tax rate in 2017 and 2016, respectively, on a non-GAAP basis, which differs from the GAAP effective tax rate.

Billings Reconciliation

	Three Months Ended
	September 30, 2017	September 30, 2016
Total revenue	$374,217	$316,646
Add change in deferred revenue	57,486	30,811
Total billings	$431,703	$347,457